INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION ANNOUNCES COOPERATION AGREEMENT WITH AZURITE MANAGEMENT
Adds two independent directors with business transformation expertise

ELYRIA, Ohio (August 22, 2022) - Invacare Corporation (NYSE: IVC) today announced that it has entered into a cooperation agreement with its largest shareholder, Azurite Management LLC (“Azurite”), which currently owns approximately 10.3% of the company’s outstanding shares as of June 30, 2022. As part of the agreement, Invacare appointed two new independent directors, Steven H. Rosen and Ambassador Edward F. Crawford, effective immediately. Mr. Rosen will serve on the company’s Audit and Compensation and Management Development Committees, and Ambassador Crawford will serve on the company’s Nominating and Governance Committee.

“Following constructive dialogue and collaboration with Azurite, we are pleased to strengthen our Board with the addition of Mr. Rosen and Ambassador Crawford. They bring a wealth of experience in operations and business transformation, and their familiarity with Invacare’s history will be invaluable. We look forward to collaborating with them on ways to accelerate our business evolution and enhance profitability,” said Matt Monaghan, chairman, president and chief executive officer.

“Ambassador Crawford and I are excited to join Invacare’s Board of Directors, and work with the board and management team to drive operational improvements which will enhance both shareholder value and Invacare’s leadership position,” said Mr. Rosen.

As a result of other business commitments, Julie A. Beck and Stephanie L. Fehr have resigned from the Board effective August 22, 2022. Mr. Monaghan commented, “I would like to thank Julie and Stephanie for their exemplary service to Invacare and wish them the best in their future endeavors.”

With the changes announced today, the number of Invacare directors remains at eight total members, seven of whom are independent. The company remains committed to appointing at least one director who is racially and/or ethnically diverse by the next annual meeting.

Under the terms of the cooperation agreement between Invacare and Azurite, Azurite has agreed to customary standstill, voting and other provisions. The full cooperation agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Steven H. Rosen

Mr. Rosen currently serves as the Co-Founder and Co-Chief Executive Officer of Resilience Capital Partners LLC, a private equity firm based in Ohio, where he is involved with all aspects of Resilience Capital's operations, including developing and maintaining relationships with investors and investment intermediaries and the firm's strategic planning efforts. Mr. Rosen has a wide range of experience in operations, strategic planning and assisting companies undergoing strategic transformation. Mr. Rosen has been a director of Zanite Acquisition Corporation from 2020 to May 2022, Park-Ohio Holdings Corp (NASDAQ: PKOH) since 2011, Crawford United Corporation (OTC: CRAWA) since 2012 and AmFin Financial Corporation (OTC: ANFL) since 2018. Mr. Rosen graduated from University of Maryland and received an MBA from the Weatherhead School of Management at Case Western Reserve University. Mr. Rosen is a member of many professional organizations, including the Turnaround Management

Association and the Young Presidents Organization and as an inventor, Mr. Rosen has been granted 11 patents by The United States Patent and Trademark Office.

About Edward F. Crawford

Ambassador Crawford currently serves as a member of the Board of Park-Ohio Holdings Corp. (NASDAQ: PKOH), a public company based in Ohio and previously served as its Chairman and Chief Executive Officer from 1998 until 2018, and President from 1997 to 2003. He also is serving as Chairman of the Board of Crawford United Corporation (OTC: CRAWA) since 2021 and previously served on its Board from 2012 to 2019. He served as the U.S. Ambassador to Ireland from 2019 to 2021. Ambassador Crawford serves as a Member of the Board of Advisors at Resilience Capital Partners LLC. Ambassador Crawford has extensive experience in strategic planning and operations, as well as knowledge of public and private company strategy.

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the company’s ability to address on-going supply chain challenges; sales and free cash flow trends; the impact of contingency plans and cost containment actions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results and events may differ significantly from those expressed or anticipated as a result of various risks and uncertainties, including the availability and cost to the company of needed products, components or raw materials from the company's suppliers, including delivery delays and production interruptions from pandemic-related supply chain challenges and supplier delivery holds resulting from past due payables; the duration and scope of the COVID-19 pandemic, the pace of resumption of access to healthcare, including clinics and elective care, and loosening of public health restrictions, or any reimposed restrictions on access to healthcare or tightening of public health restrictions, which could impact the demand for the company’s products; global shortages in, or increasing costs for, transportation and logistics services and capacity; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic or political or geopolitical crises, such as Russia's invasion of Ukraine, and actions taken in response, on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, including negative conditions attributable to inflationary economic conditions; the effects of steps the company has taken or will take to reduce operating costs; the ability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs; lack of market acceptance of the company's new product innovations; potential adverse effects of revised product pricing and/or product surcharges on revenues or the demand for the company's products; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its growth plans, such as its new product introductions, commercialization plans, additional investments in demonstration equipment, product distribution strategy in Europe, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including (i) the company's ability to address future debt maturities or other obligations, including additional debt that may be incurred in the future or (ii) the company's ability to access the remaining portion of the financing under the July 2022 financing transactions (as discussed in the notes to the condensed consolidated financial statements) in the event of a failure to satisfy one or more of the applicable closing conditions; increases in interest rates or the costs of borrowing; potential limitations on the company’s business activities from obligations in the company’s debt agreements; adverse changes in government and third-party payor reimbursement levels and practices; decreased availability or increased costs of materials which could increase the company's cost of producing or acquiring the company's products, including the adverse impacts of tariffs and increases in commodity costs or freight costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental enforcement actions; exchange rate fluctuations, particularly in light of the relative importance of the company's foreign operations to its overall financial performance; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.